UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2023

IMAC Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38797	83-0784691
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3401 Mallory Lane, Suite 100, Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 266-4622

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	BACK	NASDAQ Capital Market
Warrants to Purchase Common Stock	IMACW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

IMAC Holdings, Inc. (the “Company”)

November 22, 2023

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 31, 2023, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the minimum stockholders’ equity requirement of $2.5 million for continued listing on the Nasdaq Capital Market under Listing Rule 5550(b)(1) (the “Equity Rule”).

On August 3, 2023, the Company submitted a plan to Nasdaq to regain compliance with the Equity Rule. On August 7, 2023, Nasdaq formally notified the Company that it had regained compliance with the Equity Rule and Nasdaq noted that it would continue to monitor the Company’s ongoing compliance with the Equity Rule, and if at the time of the Company’s next periodic report (i.e., for the quarterly period ending September 30, 2023) the Company does not evidence compliance, it may be subject to delisting.

On November 22, 2023, the Company received a letter (the “Letter”) from the Listing Qualifications Department of Nasdaq indicating that the Company was not in compliance with the Equity Rule because the Company’s stockholders’ equity of $1,028,359, as reported in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, was below the required minimum of $2.5 million, and because, as of November 21, 2023, the Company did not meet the alternative compliance standards relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. Pursuant to the Letter, the Company is not eligible for a 180-calendar day compliance period and the Company’s common stock is subject to delisting at the opening of business on December 1, 2023, unless the Company submits an appeal of Nasdaq’s determination to a Nasdaq Hearings Panel (the “Panel”) by November 29, 2023.

The Company intends to submit to Nasdaq, within the requisite time period, an appeal of Nasdaq’s determination regarding compliance with the Equity Rule. An appeal will stay the delisting of the Company’s common stock and the filing of Form 25-NSE pending the Panel’s decision. There can be no assurance that the Panel will rule in favor of the Company or that the Company will be able to regain compliance with the Equity Rule or maintain compliance with any other Nasdaq requirement in the future.

The Company, by filing this Form 8-K, discloses its receipt of the Letter from Nasdaq in accordance with Listing Rule 5810(b).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2023	IMAC HOLDINGS, INC.

	By:	/s/ Jeffrey S. Ervin
	Name:	Jeffrey S. Ervin
	Title:	Chief Executive Officer